Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 4th Quarter and Full Year 2020 Results

•	3% revenue decline in fourth quarter (6% decline on a constant currency basis)
•	Progressive monthly improvement in year-over-year revenue trend during the fourth quarter
•	Talent Solutions crossed over to revenue growth in the quarter, led by growth in MSP and Right Management while RPO experienced significant trend improvement
•	Both Manpower and Experis brands experienced significant improvement in the trend of gross profit decline from the previous quarter
•	$201 million of common stock repurchased during fourth quarter
•	Ended the quarter with $1.6 billion of cash and cash equivalents and $600 million of untapped revolving credit facility

MILWAUKEE, February 2, 2021 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $1.33 per diluted share for the three months ended December 31, 2020 compared to $2.33 per diluted share in the prior year period.  Net earnings in the quarter were $76.2 million compared to $138.8 million a year earlier.  Revenues for the fourth quarter were $5.1 billion, a 3% decline from the prior year period.

The current year quarter included restructuring costs which reduced earnings per share by $0.15. Excluding the restructuring costs, earnings per share was $1.48 per diluted share in the quarter. Financial results in the quarter were also impacted by the weaker U.S. dollar relative to foreign currencies compared to the prior year period. Earnings per share in the quarter were positively impacted 5 cents by changes in foreign currencies compared to the prior year, or 6 cents excluding the restructuring costs.  On a constant currency basis, revenues decreased 6%. Excluding the impact of the restructuring costs, on a constant currency basis, net earnings per diluted share decreased 39%.

Days Sales Outstanding improved by 3.4 days year over year reflecting our continued focus on collections and working capital management.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “Our fourth quarter results reflect a continuation of the revenue recovery that began in May 2020. Despite experiencing a series of ongoing lockdowns around the world during the fourth quarter, our results reflect a stronger market environment, including revenue growth and new opportunities in select markets.  The combination of our tech and

PeopleFirst approach – the talent, skills and dedication of our teams – allows us to confidently manage uncertainty, volatility, collaborate remotely and be more agile than we ever believed possible.

We are pleased with the strategic progress we made in 2020 despite a very difficult operating environment. We enter the new year confident that our strategy to Diversify, Digitize and Innovate continues to position ManpowerGroup for greater success and profitable growth in the future.”

“We anticipate diluted earnings per share in the first quarter will be between $0.64 and $0.72, which includes an estimated favorable currency impact of 7 cents.”

Net earnings for the year ended December 31, 2020 were $23.8 million, or $0.41 per diluted share compared to net earnings of $465.7 million, or net earnings of $7.72 per diluted share in the prior year. The full year period included special items and restructuring costs which reduced earnings per share by $3.26. The prior full year period included special items and restructuring costs which increased earnings per share by 4 cents and discrete income tax benefits that increased earnings per share by 23 cents. Revenues for the year were $18.0 billion, a decrease of 14% from prior year on both an as-reported and constant-currency basis. Reported earnings per share for the year were positively impacted 1 cent by changes in foreign currencies compared to the prior year, or 3 cents excluding the special items and restructuring costs.

In conjunction with its fourth quarter and full year earnings release, ManpowerGroup will broadcast its conference call live over the Internet on February 2, 2021 at 7:30 a.m. CST (8:30 a.m. EST). Prepared remarks for the conference call are included within the Investor Relations section of our website at manpowergroup.com. Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/ .

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis and Talent Solutions – creates substantially more value for candidates and clients across more than 75 countries and territories and has done so for over 70 years. We are recognized consistently for our diversity - as a best place to work for Women, Inclusion, Equality and Disability and in 2020 ManpowerGroup was named one of the World's Most Ethical Companies for the eleventh year - all confirming our position as the brand of choice for in-demand talent.

Forward-Looking Statements

This news release contains statements, including statements regarding the anticipated financial and operational impacts of the COVID-19 pandemic and related economic conditions and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results.  The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors.  These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks and uncertainties arising from the COVID-19 global pandemic and related governmental actions that are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which information is incorporated herein by reference.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,054.9	$5,196.6	-2.7%	-6.5%
Cost of services	4,256.0	4,337.0	-1.9%	-5.7%
Gross profit	798.9	859.6	-7.1%	-10.4%
Selling and administrative expenses	660.6	668.0	-1.1%	-4.6%
Operating profit	138.3	191.6	-27.8%	-30.4%
Interest and other expenses, net	7.6	5.5	40.6%
Earnings before income taxes	130.7	186.1	-29.8%	-32.1%
Provision for income taxes	54.5	47.3	15.0%
Net earnings	$76.2	$138.8	-45.1%	-46.9%
Net earnings per share - basic	$1.34	$2.35	-43.0%
Net earnings per share - diluted	$1.33	$2.33	-42.9%	-45.1%
Weighted average shares - basic	57.0	59.0	-3.4%
Weighted average shares - diluted	57.4	59.5	-3.6%

(a)

Revenues from services include fees received from our franchise offices of $4.2 million and $4.4 million for the three months ended December 31, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $175.5 million and $141.9 million for the three months ended December 31, 2020 and 2019, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$621.6	$648.3	-4.1%	-4.1%
Other Americas	394.1	437.4	-9.8%	-2.5%
	1,015.7	1,085.7	-6.4%	-3.5%
Southern Europe:
France	1,303.0	1,361.8	-4.3%	-11.2%
Italy	423.3	380.6	11.2%	3.3%
Other Southern Europe	601.0	591.1	1.7%	-4.7%
	2,327.3	2,333.5	-0.3%	-7.2%
Northern Europe	1,094.8	1,174.1	-6.7%	-10.6%
APME	617.1	603.3	2.2%	-0.9%
	$5,054.9	$5,196.6	-2.7%	-6.5%
Operating Unit Profit:
Americas:
United States	$30.1	$33.9	-11.3%	-11.3%
Other Americas	18.1	22.9	-20.9%	-14.7%
	48.2	56.8	-15.2%	-12.7%
Southern Europe:
France	62.0	83.6	-25.8%	-31.2%
Italy	23.6	29.1	-19.0%	-24.8%
Other Southern Europe	14.7	16.0	-8.4%	-14.0%
	100.3	128.7	-22.1%	-27.6%
Northern Europe	8.7	24.1	-63.6%	-60.2%
APME	18.5	22.3	-16.8%	-18.8%
	175.7	231.9
Corporate expenses	(30.4)	(32.9)
Intangible asset amortization expense	(7.0)	(7.4)
Operating profit	138.3	191.6	-27.8%	-30.4%
Interest and other expenses, net (b)	(7.6)	(5.5)
Earnings before income taxes	$130.7	$186.1

(a)

In the United States, revenues from services include fees received from our franchise offices of $3.8 million and $3.9 million for the three months ended December 31, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $129.7 million and $135.3 million for the three months ended December 31, 2020 and 2019, respectively.

(b)	The components of interest and other expenses, net were:
	2020	2019
Interest expense	$11.0	$11.1
Interest income	(3.2)	(2.8)
Foreign exchange loss	0.7	0.2
Miscellaneous income	(0.9)	(3.0)
	$7.6	$5.5

ManpowerGroup

Results of Operations

(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from services (a)	$18,001.0	$20,863.5	-13.7%	-13.9%
Cost of services	15,176.3	17,488.4	-13.2%	-13.4%
Gross profit	2,824.7	3,375.1	-16.3%	-16.5%
Selling and administrative expenses, excluding goodwill impairment charges	2,570.3	2,666.2	-3.6%	-3.8%
Goodwill impairment charges (b)	66.8	64.0	4.2%	4.6%
Selling and administrative expenses	2,637.1	2,730.2	-3.4%	-3.6%
Operating profit	187.6	644.9	-70.9%	-71.2%
Interest and other expenses (income), net	39.9	(40.6)	N/A
Earnings before income taxes	147.7	685.5	-78.5%	-78.7%
Provision for income taxes	123.9	219.8	-43.7%
Net earnings	$23.8	$465.7	-94.9%	-94.9%
Net earnings per share - basic	$0.41	$7.78	-94.7%
Net earnings per share - diluted	$0.41	$7.72	-94.7%	-94.8%
Weighted average shares - basic	58.0	59.9	-3.1%
Weighted average shares - diluted	58.3	60.3	-3.4%

(a)

Revenues from services include fees received from our franchise offices of $14.1 million and $18.4 million for the years ended December 31, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $622.8 million and $822.1 million for the years ended December 31, 2020 and 2019, respectively.

(b)	The goodwill impairment charges for both the years ended December 31, 2020 and 2019 relate to our investment in Germany.

ManpowerGroup

Operating Unit Results

(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2020	2019	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$2,327.2	$2,590.6	-10.2%	-10.2%
Other Americas	1,465.2	1,688.0	-13.2%	-3.7%
	3,792.4	4,278.6	-11.4%	-7.6%
Southern Europe:
France	4,338.1	5,479.6	-20.8%	-22.8%
Italy	1,370.7	1,508.3	-9.1%	-11.3%
Other Southern Europe	2,146.4	2,206.5	-2.7%	-5.2%
	7,855.2	9,194.4	-14.6%	-16.7%
Northern Europe	3,976.7	4,735.5	-16.0%	-16.1%
APME	2,376.7	2,655.0	-10.5%	-10.5%
	$18,001.0	$20,863.5	-13.7%	-13.9%
Operating Unit Profit (Loss):
Americas:
United States	$60.9	$128.0	-52.4%	-52.4%
Other Americas	55.1	75.4	-26.9%	-20.0%
	116.0	203.4	-43.0%	-40.4%
Southern Europe:
France	149.0	284.9	-47.7%	-49.8%
Italy	64.2	102.5	-37.4%	-39.1%
Other Southern Europe	23.8	67.9	-65.0%	-66.8%
	237.0	455.3	-48.0%	-50.0%
Northern Europe	(27.6)	74.4	N/A	N/A
APME	70.1	127.5	-45.0%	-45.4%
	395.5	860.6
Corporate expenses	(113.9)	(121.9)
Goodwill impairment charges	(66.8)	(64.0)
Intangible asset amortization expense	(27.2)	(29.8)
Operating profit	187.6	644.9	-70.9%	-71.2%
Interest and other (expenses) income, net (b)	(39.9)	40.6
Earnings before income taxes	$147.7	$685.5

(a)

In the United States, revenues from services include fees received from our franchise offices of $12.6 million and $15.6 million for the years ended December 31, 2020 and 2019, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $445.4 million and $607.6 million for the years ended December 31, 2020 and 2019, respectively.

(b)	The components of interest and other expenses (income), net were:
	2020	2019
Interest expense	$43.3	$44.4
Interest income	(13.1)	(6.0)
Foreign exchange loss	4.9	6.7
Miscellaneous expense (income) (c)	4.8	(85.7)
	$39.9	$(40.6)

(c)     2019 includes an $80.0 million gain related to our acquisition of the remaining controlling interest of our Swiss franchise.

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	Dec. 31	Dec.31
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,567.1	$1,025.8
Accounts receivable, net	4,912.4	5,273.1
Prepaid expenses and other assets	186.9	185.6
Total current assets	6,666.4	6,484.5
Other assets:
Goodwill	1,225.8	1,260.1
Intangible assets, net	248.6	268.6
Operating lease right-of-use asset	418.7	448.5
Other assets	651.6	618.8
Total other assets	2,544.7	2,596.0
Property and equipment:
Land, buildings, leasehold improvements and equipment	614.7	605.5
Less: accumulated depreciation and amortization	479.6	462.2
Net property and equipment	135.1	143.3
Total assets	$9,346.2	$9,223.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,527.4	$2,474.9
Employee compensation payable	231.8	206.4
Accrued liabilities	601.9	545.4
Accrued payroll taxes and insurance	752.0	649.7
Value added taxes payable	551.1	504.0
Short-term borrowings and current maturities of long-term debt	20.4	61.0
Total current liabilities	4,684.6	4,441.4
Other liabilities:
Long-term debt	1,103.5	1,012.4
Long-term operating lease liability	323.3	336.7
Other long-term liabilities	781.2	671.8
Total other liabilities	2,208.0	2,020.9
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,402.5	3,370.6
Retained earnings	3,388.8	3,494.1
Accumulated other comprehensive loss	(397.3)	(441.0)
Treasury stock, at cost	(3,954.2)	(3,681.9)
Total ManpowerGroup shareholders' equity	2,441.0	2,743.0
Noncontrolling interests	12.6	18.5
Total shareholders' equity	2,453.6	2,761.5
Total liabilities and shareholders' equity	$9,346.2	$9,223.8

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Year Ended
	December 31
	2020	2019
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$23.8	$465.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	76.3	77.2
Non-cash gain on disposition of previously held equity interest	—	(80.4)
Non-cash gain on disposition of previously held controlling interest	—	(30.4)
Non-cash goodwill and other impairment charges	71.3	64.0
Non-cash operating lease right-of-use assets impairment	27.3	—
Deferred income taxes	(10.4)	(43.0)
Provision for doubtful accounts	20.3	21.8
Share-based compensation	24.2	26.3
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	586.9	(80.2)
Other assets	29.9	122.3
Other liabilities	86.8	271.1
Cash provided by operating activities	936.4	814.4
Cash Flows from Investing Activities:
Capital expenditures	(50.7)	(52.9)
Acquisitions of businesses, net of cash acquired	(0.7)	77.8
Impact to cash resulting from deconsolidation of subsidiaries	—	(57.9)
Proceeds from the sale of subsidiaries, investments, property and equipment	9.0	16.8
Cash used in investing activities	(42.4)	(16.2)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(40.8)	11.2
Proceeds from long-term debt	2.7	9.6
Repayments of long-term debt	(0.4)	(1.3)
Payments of contingent consideration for acquisitions	(1.9)	(22.8)
Proceeds from share-based awards and sale of subsidiaries	7.4	7.5
Payments to noncontrolling interests	(0.8)	(2.1)
Other share-based award transactions	(7.6)	(7.2)
Repurchases of common stock	(264.7)	(203.0)
Dividends paid	(129.1)	(129.3)
Cash used in financing activities	(435.2)	(337.4)
Effect of exchange rate changes on cash	82.5	(26.9)
Change in cash and cash equivalents	541.3	433.9
Cash and cash equivalents, beginning of period	1,025.8	591.9
Cash and cash equivalents, end of period	$1,567.1	$1,025.8